Exhibit 10.43

FIRST AMENDMENT
TO THE
THOMPSON CREEK METALS COMPANY INC.
NON-EMPLOYEE NON-QUALIFIED DEFERRED
COMPENSATION PLAN

WHEREAS, Thompson Creek Metals Company Inc. (the “Company”) has adopted the Thompson Creek Metals Company Inc. Non-Employee Non-Qualified Deferred Compensation Plan (the “Plan”);

WHEREAS, the Company, pursuant to Section 8(c) of the Plan document, reserved to itself the power to amend the Plan;

WHEREAS, the undersigned is a duly authorized representative of the Company and is authorized to execute this Amendment on behalf of the Company;

NOW THEREFORE, BE IT RESOLVED, that the Plan document is hereby amended as follows:

1.     Section 1(g) of the Plan document is hereby amended in its entirety, effective January 1, 2013, to read as follows:

“(g) “Change in Control” shall mean, the occurrence of either Subparagraph (i), (ii), or (iii), below or any combination of said event(s) as described in Code Section 409A:

(i) Change of Ownership of the Company. A change of ownership of the Company occurs on the date that any one person or persons acting as a Group (as that term is defined in Subparagraph (B)) acquires ownership of the stock of the Company, that, together with stock held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company.

(A)
However, if any person or Group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or Group of persons is not considered to cause a Change in Control under this Section 1(g)(i) or under Section 1(g)(ii). In addition, the term Change in Control shall apply if there is an increase in the percentage of stock owned by any one person or persons, acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property. The rule set forth in the immediately preceding sentence applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and the stock of the Company remains outstanding after the transaction.

(B)
Persons Acting as a Group. Persons will not be considered to be acting as a Group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a Group if they are shareholders of Company and it, or its parent, enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with another corporation. If a person owns stock in the Company and another corporation is involved in a business transaction, then the shareholder of the Company is deemed to be acting as a Group with other shareholders in the Company prior to the transaction.

(ii) Effective Change in Control. If the Company does not qualify under Section 1(g)(i), above, then it may still meet the definition of Change in Control, on the date that either:

(A) Any one person, or more than one person, acting as a Group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Company possessing thirty percent (30%) or more of the total voting power of the stock of Company; or

(B) A majority of the numbers of the Company’s Board of Directors are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors prior to the date of the appointment or election.

(iii) Change in Ownership of Company’s Assets. A change in the ownership of a substantial portion of Company’s assets occurs on the date that any person, or more than one person acting as a Group, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons assets from the Company that have a total fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(A) There will be no Change in Control under this Section 1(g)(iii) when there is a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer. A transfer of assets by Company is not treated as a change in ownership of such assets if the assets are transferred to:

(1) A shareholder of Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(2) An entity, fifty percent (50%) or more of the total value or voting power of which is owned directly or indirectly, by the Company;

(3) A person, or more than one person, acting as a Group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or

(4) An entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in Subparagraph (3), above.”

2.     Section 4(c)(i)(B) is hereby added to the Plan document, effective January 1, 2013, to read as follows:

“(B) Compensation Subject to a Risk of Forfeiture. With respect to compensation to which a Participant has a legally binding right to payment in a subsequent year, and that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least twelve (12) months from the date the Participant obtains the legally binding right, the Compensation and Governance Committee may, in its sole discretion, determine that an irrevocable deferral election for such compensation may be made by timely delivering an election form to the Compensation and Governance Committee in accordance with its rules and procedures, no later than the 30th day after the Participant obtains the legally binding right to the compensation, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.”

3.     Section 4(e) of the Plan document is hereby amended in its entirety, effective January 1, 2013, to read as follows:

“(e) Change in Form of Distribution and Specified Payment Date. If approved by the Compensation and Governance Committee, a Participant may amend a prior Deferral Election, or a Participant may defer unvested Annual Fees and/or RSUs for which there is no existing Deferral Election (collectively, “Unvested Payments”), in accordance with Code Section 409A and the regulations thereunder, on a form provided by the Compensation and Governance Committee in order to change the timing or form of the distribution of his or her Accounts, the anticipated timing or form of Unvested Payments, and/or any Specified Payment Date (in each case, a “Subsequent Change”). A Subsequent Change shall be given effect by the Compensation and Governance Committee only if the election to change the timing or form of payment, the timing or form of Unvested Payments, or the Specified Payment Date (i) does not take effect until at least twelve (12) months after the date on which the election is made and (ii) is made at least twelve (12) months prior to the date a lump sum is scheduled to be paid or, in the case of installment payments, twelve (12) months prior to the date the first payment is scheduled to be paid. Notwithstanding anything herein to the contrary, any payment with respect to which a Participant makes a Subsequent Change shall not be made before the fifth (5th) anniversary of the date on which the payment would have been made had the Participant not made the Subsequent Change.”

4.     Section 5(b) of the Plan document is hereby amended in its entirety, effective January 1, 2013, to read as follows:

“(b) Dividends on Stock Deferred Portion. Dividends paid with respect to Common Stock underlying Deferred RSUs credited to a Participant’s Account shall be deemed to be reinvested in Common Stock. Additions, if any, to a Participant’s Account will be credited to such Account in a reasonably practicable manner determined by the Compensation and Governance Committee on an annual basis. Notwithstanding the preceding, nothing in this Section 5(b) shall be construed as requiring any payment of dividends on Company Stock.”

5.     Section 6(g) of the Plan document is hereby amended in its entirety, effective January 1, 2013, to read as follows:

“(b) Distribution Pursuant to a Domestic Relations Order. The Compensation and Governance Committee is authorized to accelerate the time or schedule of a payment to an individual other than the Participant to the extent necessary to fulfill a domestic relations order, as defined in Code Section 414(p). The Compensation and Governance Committee or its delegate may adopt and implement such policies and procedures as it deems advisable in its sole discretion with respect to the administration and approval of payments pursuant to domestic relations orders.”

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed on this 22nd day of February, 2013 by its duly authorized officer.

Thompson Creek Metals Company Inc.

By: /s/ Kevin Loughrey
Chairman and Chief Executive Officer